UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 14, 2007

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

429 Memory Lane, Marshall, Texas 75672

(Address of principal executive offices)

(713) 462-0303

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02.	ELECTION OF DIRECTORS

(d) Election of New Director

On February 14, 2007 the Board of Directors of North American Technologies Group, Inc. (the “Company”) expanded the number of positions on its Board of Directors to seven members. Sponsor Investments, LLC, the holder of a majority of the Company’s Common Stock, proposed that Mr. Joseph W. Christian be elected by the Board to serve as the new director. Mr. Christian was elected February 14, 2007 to serve as a Class II director until the third Annual Meeting of Shareholders after his election or until his successor is elected and qualified. Mr. Christian currently serves as a Manager of Facilities for Perot Systems and is responsible for plant infrastructure, including plant maintenance, repair, purchasing, and upgrades. Prior to assuming his position in 2001 with Perot Systems Mr. Christian previously served as manager of Production Control for Beal Aerospace Technologies. Mr. Christian attended the University of Texas at Arlington and served in the United States Marine Corps from 1975 to 1987.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

/s/ Neal P. Kaufman
Neal P. Kaufman, Chief Executive Officer

Dated: February 20, 2007